UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2016
PriceSmart, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22793	33-0628530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9740 Scranton Road, San Diego, CA 92121
(Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (858) 404-8800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On January 7, 2016, PriceSmart, Inc. issued a press release regarding its results of operations for its first quarter ended November 30, 2015 and its net warehouse club sales for the month ended December 31, 2015. A copy of the press release is furnished herewith as Exhibit 99.1. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein shall be deemed “furnished” and not “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section.

Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibit is furnished herewith:
Exhibit No.	Description
99.1	Press Release of PriceSmart, Inc. dated January 7, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2016	/S/ JOHN M. HEFFNER
John M. Heffner
Executive Vice President and Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of PriceSmart, Inc. dated January 7, 2016.

PriceSmart Announces First Quarter Results of Operations for Fiscal Year 2016
and December Sales

San Diego, CA (January 7, 2016) - PriceSmart, Inc. (NASDAQ: PSMT) today announced its results of operations for the first quarter of fiscal year 2016 which ended on November 30, 2015.

For the first quarter of fiscal year 2016, net warehouse club sales increased 8.6% to $690.8 million from $636.4 million in the first quarter of fiscal year 2015. Total revenues for the first quarter of fiscal year 2016 were $711.9 million compared to $656.0 million in the first quarter of the prior year. The Company had 38 clubs in operation as of November 30, 2015, compared to 36 warehouse clubs in operation as of November 30, 2014.

The Company recorded operating income for the first quarter of $37.3 million, compared to operating income of $36.3 million for the first quarter of the prior year. Net income was $23.7 million, or $0.78 per diluted share, in the first quarter of fiscal year 2016. Net income in the first quarter of fiscal year 2015 was $20.6 million, or $0.68 per diluted share.

For the month of December 2015, net sales increased 3.7% to $319.1 million from $307.8 million in December a year earlier. For the four months ended December 31, 2015, net sales increased 7.0% to $1,010.0 million from $944.2 million in the same period last year. There were 38 warehouse clubs in operation at the end of December 2015 compared to 36 warehouse clubs in operation in December 2014.

For the four weeks ended December 27, 2015, comparable warehouse sales for the 33 warehouse clubs open at least 13 1/2 full months increased 1.3% compared to the same four-week period last year. For the seventeen-week period ended December 27, 2015, comparable warehouse sales increased 1.6% compared to the comparable seventeen-week period a year ago.

Comparable warehouse sales were negatively impacted by the devaluation of the Colombian peso from the year ago period. Three warehouse clubs in Colombia are in the calculation for comparable warehouse sales. Excluding those warehouse clubs, the four-week and seventeen-week comparable warehouse sales for the other 30 warehouse clubs open at least 13 ½ full months increased 3.6% and 4.6%, respectively.

PriceSmart management plans to host a conference call at 12:00 p.m. Eastern time (9:00 a.m. Pacific time) on Friday, January 8, 2016, to discuss the financial results. Individuals interested in participating in the conference call may do so by dialing (877) 675-4757 toll free, or (719) 325-4838 for international callers, and entering participant code 6532245. A digital replay will be available through January 31, 2016, following the conclusion of the call by dialing (888) 203-1112 for domestic callers, or (719) 457-0820 for international callers, and entering relay passcode 6532245.

About PriceSmart

PriceSmart, headquartered in San Diego, owns and operates U.S.-style membership shopping warehouse clubs in Latin America and the Caribbean, selling high quality merchandise at low prices to PriceSmart members. PriceSmart now operates 38 warehouse clubs in 12 countries and one U.S. territory (six each in Costa Rica and Colombia; five in Panama, four in Trinidad; three each in Guatemala, the Dominican Republic and Honduras; two each in El Salvador and Nicaragua; and one each in Aruba, Barbados, Jamaica and the United States Virgin Islands).

This press release may contain forward-looking statements concerning the Company's anticipated future revenues and earnings, adequacy of future cash flow, proposed warehouse club openings, the Company's performance relative to competitors, the outcome of tax proceedings and related matters. These forward-looking statements include, but are not limited to, statements containing the words expect, believe, will, may, should, project, estimate, anticipated, scheduled, and like expressions, and the negative thereof. These forward-looking statements include, but are not limited to, statements containing the words “expect,” “believe,” “will,” “may,” “should,” “project,” “estimate,” “anticipated,” “scheduled,” and like expressions, and the negative thereof. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the following risks: our financial performance is dependent on international operations, which exposes us to various risks; any failure by us to manage our widely dispersed operations could adversely affect our business; we face significant competition; future sales growth depends, in part, on our ability to successfully open new warehouse clubs and grow sales in our existing locations; we might not identify in a timely manner or effectively respond to changes in consumer preferences for merchandise, which could adversely affect our relationship with members, demand for our products and market share; although we have begun to offer limited online shopping to our members, our sales could be adversely affected if one or more major international online retailers were to enter our markets or if other competitors were to offer a superior online experience; our profitability is vulnerable to cost increases; we face difficulties in the shipment of and inherent risks in the importation of, merchandise to our warehouse clubs; we are exposed to weather and other natural disaster risks; general economic conditions could adversely impact our business in various respects; we are subject to risks associated with possible changes in our relationships with third parties with which we do business, as well as the performance of such third parties; we rely extensively on computer systems to process transactions, summarize results and manage our business; failure to adequately maintain our systems and disruptions in our systems could harm our business and adversely affect our results of operations; we could be subject to additional tax liabilities; a few of our stockholders own approximately 27.8% of our voting stock as of November 30, 2015, which may make it difficult to complete some corporate transactions without their support and may impede a change in control; failure to attract and retain qualified employees, increases in wage and benefit costs, changes in laws and other labor issues could materially adversely affect our financial performance; we are subject to volatility in foreign currency exchange rates; we face the risk of exposure to product liability claims, a product recall and adverse publicity; any failure to maintain the security of the information relating to our company, members, employees and vendors that we hold, whether as a result of cybersecurity attacks on our information systems, failure of internal controls, employee negligence or malfeasance or otherwise, could damage our reputation with members, employees, vendors and others, could cause us to incur substantial additional costs and to become subject to litigation and could materially adversely affect our operating results; we are subject to payment related risks; changes in accounting standards and assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial condition and results of operations; we face increased public company compliance risks and compliance risks related to our international operations; if remediation costs or hazardous substance contamination levels at certain properties for which we maintain financial responsibility exceed management's current expectations, our financial condition and results of operations could be adversely impacted. The risks described above as well as the other risks detailed in the Company's U.S. Securities and Exchange Commission (“SEC”) reports, including the Company's Annual Report on Form 10-K filed for the fiscal year ended August 31, 2015 filed on October 29, 2015 pursuant to the Securities Exchange Act of 1934. We assume no obligation and expressly disclaim any duty to update any forward- looking statement to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.

For further information, please contact John M. Heffner, Principal Financial Officer and Principal Accounting Officer (858) 404-8826.

PRICESMART, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED—AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended November 30,
	2015	2014
Revenues:
Net warehouse club sales	$690,831	$636,415
Export sales	8,232	8,431
Membership income	11,466	10,115
Other income	1,402	1,060
Total revenues	711,931	656,021
Operating expenses:
Cost of goods sold:
Net warehouse club	590,183	539,028
Export	7,832	8,027
Selling, general and administrative:
Warehouse club operations	60,840	56,210
General and administrative	15,463	13,350
Pre-opening expenses	305	3,149
Loss/(gain) on disposal of assets	13	(28)
Total operating expenses	674,636	619,736
Operating income	37,295	36,285
Other income (expense):
Interest income	178	264
Interest expense	(1,373)	(1,174)
Other income (expense), net	(244)	(2,632)
Total other income (expense)	(1,439)	(3,542)
Income before provision for income taxes and income (loss) of unconsolidated affiliates	35,856	32,743
Provision for income taxes	(12,130)	(12,102)
Income (loss) of unconsolidated affiliates	(54)	6
Net income	23,672	$20,647
Net income per share available for distribution:
Basic net income per share	$0.78	$0.68
Diluted net income per share	$0.78	$0.68
Shares used in per share computations:
Basic	29,890	29,791
Diluted	29,896	29,799
Dividends per share	$—	$—

PRICESMART, INC.
CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

	November 30, 2015	August 31, 2015
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$140,006	$157,072
Short-term restricted cash	60	61
Receivables, net of allowance for doubtful accounts of $0 as of November 30, 2015 and August 31, 2015, respectively	7,691	9,662
Merchandise inventories	322,623	267,175
Deferred tax assets – current	8,229	7,849
Prepaid expenses and other current assets	28,735	22,535
Total current assets	507,344	464,354
Long-term restricted cash	2,063	1,464
Property and equipment, net	443,062	433,040
Goodwill	35,846	35,871
Deferred tax assets – long term	7,016	7,464
Other non-current assets (includes $4,208 and $4,129 as of November 30, 2015 and August 31, 2015, respectively, for the fair value of derivative instruments)	41,881	39,182
Investment in unconsolidated affiliates	10,382	10,317
Total Assets	$1,047,594	$991,692
LIABILITIES AND EQUITY
Current Liabilities:
Short-term borrowings	$1,935	$6,606
Accounts payable	275,908	241,978
Accrued salaries and benefits	16,396	17,977
Deferred membership income	20,383	20,184
Income taxes payable	7,777	9,595
Other accrued expenses (includes $129 and $66 as of November 30, 2015 and August 31, 2015, respectively, for the fair value of foreign currency forward contracts)	23,450	23,558
Long-term debt, current portion	15,986	17,169
Deferred tax liability – current	18	30
Total current liabilities	361,853	337,097
Deferred tax liability – long-term	2,117	2,193
Long-term portion of deferred rent	7,264	6,595
Long-term income taxes payable, net of current portion	1,358	1,402
Long-term debt, net of current portion	78,437	73,365
Other long-term liabilities (includes $1,650 and $1,699 for the fair value of derivative instruments and $3,155 and $2,757 for post employment plans as of November 30, 2015 and August 31, 2015, respectively)	4,805	4,456
Total liabilities	455,834	425,108
Equity:
Common stock, $0.0001 par value, 45,000,000 shares authorized; 31,164,162 and 30,977,764 shares issued and 30,370,982 and 30,184,584 shares outstanding (net of treasury shares) as of November 30, 2015 and August 31, 2015, respectively	3	3
Additional paid-in capital	405,268	403,168
Tax benefit from stock-based compensation	10,711	10,711
Accumulated other comprehensive loss	(102,108)	(101,512)
Retained earnings	307,283	283,611
Less: treasury stock at cost; 793,180 shares as of November 30, 2015 and August 31, 2015	(29,397)	(29,397)
Total equity	591,760	566,584
Total Liabilities and Equity	$1,047,594	$991,692